Exhibit 77(q)(1)

                                    EXHIBITS

(a)(1) Form of Amendment No. 4 to Trust Instrument is incorporated by reference to Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.

(a)(2) Form of Amendment No. 5 to Trust Instrument is incorporated by reference to Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.

(a)(3) Amendment No. 6, effective September 23, 2002, to Trust Instrument is filed herewith.

(e)(1) Form of Investment Management Agreement between Registrant and ING Investments, LLC is incorporated by reference to Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.

(e)(2) Form of Investment Management Agreement between Registrant and ING Investments, LLC is incorporated by reference to Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.